UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2020
GENMARK DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter) Commission File Number: 001-34753

Delaware	27-2053069
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5964 La Place Court Carlsbad, California 92008
(Address of principal executive offices, including zip code)

(760) 448-4300
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GNMK	The Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following disclosure is provided pursuant to subsection (e) of Item 5.02 of Form 8-K.

Effective September 9, 2020 (the “Separation Date”), Brian Mitchell, the Senior Vice President of Operations of GenMark Diagnostics, Inc. (the “Company”), was no longer employed by the Company. Effective September 19, 2020 (the “Effective Date”), the Company and Mr. Mitchell entered into a General Release of Claims (the “Release”), pursuant to which Mr. Mitchell will be entitled to receive the following benefits:

•a gross lump sum payment equal to six (6) months of Mr. Mitchell’s base salary rate in effect as of the Separation Date, payable in accordance with the Company’s Executive Severance Plan; and

•an aggregate of 32,813 restricted sock units and market-based stock units issued pursuant to the Company’s 2010 Equity Incentive Plan held by Mr. Mitchell as of the Separation Date will vest and be issued to Mr. Mitchell within ten (10) days of the Effective Date; and

•if Mr. Mitchell elects to continue and remains eligible for COBRA benefits pursuant the Company’s Executive Severance Plan, the Company will pay for COBRA coverage for a period of six (6) months.

Pursuant to the terms of the Release, Mr. Mitchell has provided the Company with a general release of all claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENMARK DIAGNOSTICS, INC.

Date:	September 23, 2020	/s/ Eric Stier
Eric Stier
Senior Vice President, General Counsel and Secretary